Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	 Emerging Markets Sector Leader Fund (Series 1)
	Asia Sector Leader Fund (Series 2)
	Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)
	Global Great Consumer Fund (Series 7)
	Global Dynamic Bond Fund (Series 8)



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended April 30, 2013 :

			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets
   Sector Leader Fund       		-		-
Asia Sector Leader Fund		-          	 	-
merging Markets
   Great Consumer Fund		-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-a	     $0.003241
Global Dynamic Bond Fund		10	     $0.198481

Class C:

Emerging Markets
   Sector Leader Fund       		-		-
Asia Sector Leader Fund		-          		-
Emerging Markets
   Great Consumer Fund		-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		7	    $0.138512
Class I:

Emerging Markets
   Sector Leader Fund       		-	    	-
Asia Sector Leader Fund		-   	       	-
Emerging Markets
   Great Consumer Fund		-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		19	     $0.026491
Global Dynamic Bond Fund		238	     $0.217821

a - amount is less that $500.

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2013:

 	 			NAV	  Shares Outstanding
   					                 (000's)

Class A:

Emerging Markets
   Sector Leader Fund       		  9.62          	130
Asia Sector Leader Fund		10.68         		145
Emerging Markets
   Great Consumer Fund		12.11		1,222
Asia Great Consumer Fund		11.21 		153
Global Great Consumer Fund		11.58		58
Global Dynamic Bond Fund		10.50		51

Class C:

Emerging Markets
   Sector Leader Fund       		  9.43      	    	58
Asia Sector Leader Fund	     	10.49       		56
Emerging Markets
   Great Consumer Fund		11.87 		458
Asia Great Consumer Fund		10.99		53
Global Great Consumer Fund		11.47		53
Global Dynamic Bond Fund		10.48		54


Class I:

Emerging Markets
   Sector Leader Fund       		  9.69         		1,470
Asia Sector Leader Fund	     	10.77        		899
Emerging Markets
   Great Consumer Fund		12.18		1,908
Asia Great Consumer Fund		11.27		1,192
Global Great Consumer Fund		11.59		640
Global Dynamic Bond Fund		10.51		1,249